UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 18, 2007

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Rittenhouse Circle, Bristol, PA	19007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Certain statements contained in this Current Report on Form 8-K (“Form 8-K”) of StoneMor Partners L.P., a Delaware limited partnership (“StoneMor”), including, but not limited to, information regarding the status and progress of StoneMor’s operating activities, the plans and objectives of StoneMor’s management, assumptions regarding StoneMor’s future performance and plans, and any financial guidance provided are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933, as amended, and Section 21E(i) of the Securities Exchange Act of 1934, as amended. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “project,” “expect,” “predict,” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, the following: uncertainties associated with the integration or anticipated benefits of the acquisition disclosed within this Form 8-K, other information disclosed within this Form 8-K; uncertainties associated with future revenue and revenue growth; the impact of StoneMor’s significant leverage on its operating plans; the ability of StoneMor to service its debt; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; variances in death rates; variances in the use of cremation; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully implement a strategic plan relating to producing operating improvement, strong cash flows and further deleveraging; uncertainties associated with the integration or the anticipated benefits of the acquisition of assets in September 2006; and various other uncertainties associated with the deathcare industry and StoneMor’s operations in particular. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our filings with the Securities and Exchange Commission (the “SEC”). We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

ITEM 1.01. Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed with the SEC on August 21, 2007 (“August 21 Form 8-K”), StoneMor Operating LLC (the “Operating Company”), a Delaware limited liability company and wholly-owned subsidiary of StoneMor, and various subsidiaries of the Operating Company, collectively, as borrowers, and StoneMor and StoneMor GP LLC (“StoneMor GP”), the general partner of StoneMor, collectively, as guarantors, entered into the Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., other lenders, and Bank of America Securities LLC on August 15, 2007.

StoneMor also reported in the August 21 Form 8-K that, on August 15, 2007, StoneMor GP, StoneMor, the Operating Company and certain subsidiaries of the Operating Company entered into the Amended and Restated Note Purchase Agreement (the “Note Purchase Agreement”) with Prudential Investment Management Inc., The Prudential Insurance Company of America, Prudential Retirement Insurance and Annuity Company, certain affiliates of Prudential Investment Management Inc., iStar Financial Inc., SFT I, Inc. and certain affiliates of iStar Financial Inc.

The following is a brief summary of amendments and joinders to the Credit Agreement and the Note Purchase Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the Credit Agreement, the Note Purchase Agreement, and the forms of notes issued under the Note Purchase Agreement, which were included as exhibits to the August 21 Form 8-K, as well as Exhibits 4.01, 10.1 and 10.2 to this Form 8-K, which are incorporated by reference herein. Any capitalized terms contained herein which are not defined shall have the meanings assigned to such terms in the Credit Agreement, Note Purchase Agreement, and any amendments or joinders thereto.

The Credit Facility

Effective as of September 30, 2007, the parties to the Credit Agreement entered into the First Amendment to the Credit Agreement dated November 2, 2007 to amend certain definitions and make other immaterial amendments.

On December 21, 2007, the parties to the Credit Agreement, as amended, and the New Borrowers (as defined below) entered into a Joinder to Amended and Restated Credit Agreement and Credit Documents (the “Credit Joinder”), attached hereto as Exhibit 10.1. Pursuant to the Credit Joinder, the newly-formed subsidiaries of the Operating Company operating the properties acquired or managed in connection with the completion of the transaction described in Item 2.01 below (the “New Borrowers”) agreed to join as Borrowers under the Credit Agreement, as amended, and to join, in the same capacity as the Existing Borrowers, in the Notes, the Intercreditor Agreement, the Security Agreement, the Pledge Agreement, and the other Security Documents and Credit Documents.

Senior Secured Notes

Effective as of September 30, 2007, the parties to the Note Purchase Agreement entered into the First Amendment to the Note Purchase Agreement dated November 2, 2007 to amend certain definitions and make other immaterial amendments.

On December 21, 2007, the parties to the Note Purchase Agreement, as amended, and the New Issuers (as defined below) entered into a Joinder to Amended and Restated Note Purchase Agreement and Finance Documents (the “Note Joinder”), attached hereto as Exhibit 10.2. Pursuant to the Note Joinder, the newly-formed subsidiaries of the Operating Company operating the properties acquired or managed in connection with the completion of the transaction described in Item 2.01 below (the “New Issuers”) agreed to join as Issuers under the Note Purchase Agreement, as amended, and to join, in the same capacity as the Existing Issuers, in the Series A Notes and Series B Notes, the Intercreditor Agreement, the Security Agreement, the Pledge Agreement, and the other Security Documents and Finance Documents.

On December 21, 2007, pursuant to the Note Purchase Agreement, as amended, the Operating Company and its subsidiaries, including the New Issuers, issued Senior Secured Series C Notes (the “Series C Notes”) in the aggregate principal amount of $17.5 million, due December 21, 2012, the form of which is attached hereto as Exhibit 4.1. The Series C Notes bear an interest rate of 9.09% per annum. The Series C Notes are guaranteed by StoneMor and StoneMor GP and rank pari passu with all other senior secured debt. Obligations under the Series C Notes are secured by a first priority lien and security interest covering substantially all of the assets of the Issuers, whether then owned or thereafter acquired, other than specified receivable rights and a second priority lien and security interest covering those specified receivable rights of the Issuers, whether then owned or thereafter acquired.

The foregoing agreements also include various representations, warranties and covenants, as applicable, customary for transactions of this nature.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

StoneMor previously reported in a Current Report on Form 8-K filed with the SEC on December 7, 2007 (“December 7 Form 8-K”) that, on December 4, 2007, the Operating Company, joined by certain of its direct and indirect subsidiary entities and by Cemetery Management Services of Ohio, L.L.C. (collectively, the “Buyer”), entered into the Asset Purchase and Sale Agreement (the “Purchase Agreement”) with SCI Funeral Services, Inc., an Iowa corporation (“SCI”) and a wholly-owned subsidiary of Service Corporation International, a Texas corporation, joined by certain of SCI’s direct and indirect subsidiary entities, by SCI Ohio Funeral Services, Inc., and by Alderwoods (Ohio) Cemetery Management, Inc. Pursuant to the Purchase Agreement, the Buyer agreed to acquire or manage, as applicable, 45 cemeteries, 30 funeral homes and 1 pet cemetery, including certain related assets and liabilities (collectively, the “Business”). On December 21, 2007, StoneMor completed the acquisition of the Business, except for conveyances of one cemetery in Hawaii and one funeral home in Florida, the acquisitions of which are subject to state regulatory approval. The aggregate purchase price for the Business was $68.0 million in cash, subject to various post closing adjustments, and the transaction was financed by the Series C Notes, the borrowings from the Acquisition Facility and proceeds of the public offering of the common units representing limited partner interests in StoneMor. The financial statements and pro forma financial information required to be filed in connection with the completion of the acquisition of the Business were filed as Exhibits 99.2-99.6 to the December 7 Form 8-K.

As StoneMor previously reported in its Current Reports on Form 8-K, dated October 13, 2005 and September 28, 2006, respectively, the Operating Company, joined by certain of its direct and indirect subsidiary entities, had entered into asset purchase and sale agreements with SCI, joined by certain of its direct and indirect subsidiary entities, on October 13, 2005 and September 28, 2006.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 21, 2007, StoneMor, pursuant to the Credit Agreement, as amended, the Operating Company and certain of its subsidiaries borrowed approximately $6.3 million under the Acquisition Facility, as defined in the Credit Agreement, to finance the acquisition of the Business described in Item 2.01 above. The terms and conditions of borrowings under the Acquisition Facility were previously disclosed in the August 21 Form 8-K, which description is incorporated by reference herein.

To finance the foregoing acquisition, on December 21, 2007, the Operating Company and certain of its subsidiaries also issued the Series C Notes pursuant to the Note Purchase Agreement, as amended, and StoneMor guaranteed the Issuers’ obligations under the Series C Notes. The terms of the Series C Notes are described in Item 1.01 of this Form 8-K, which description is incorporated by reference herein.

ITEM 7.01 Regulation FD Disclosure

On December 21, 2007, StoneMor issued a press release announcing the completion of the transaction with SCI described in Item 2.01 of this Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01 Other Events

On December 18, 2007, the members of StoneMor GP entered into the Second Amendment (the “Second Amendment”) to the Amended and Restated Limited Liability Company Agreement of StoneMor GP, dated as of September 20, 2004, as amended by the First Amendment to the Amended and Restated Limited Liability Company Agreement dated as of September 14, 2007 (the “Agreement”). The following is a brief summary of the material provisions of the Second Amendment. This summary is not intended to be complete and is qualified in its entirety by reference to the Second Amendment, which is incorporated by reference in its entirety hereto and which is attached to this Form 8-K as Exhibit 99.2. Capitalized terms which are not defined in this Form 8-K shall have the meanings assigned to such terms in the Agreement or the amendments thereto.

Pursuant to the Second Amendment, Membership Interests may be pledged to any lender or lenders as collateral for the indebtedness, liabilities and obligations of StoneMor GP. The pledge of Membership Interests as collateral will not cause a member of StoneMor GP to cease to be such member or to cease to have the power to exercise any rights or powers of a member. In addition, under the Second Amendment, StoneMor GP is not obligated to and shall not make any dividend or distribution (other than actual or necessary tax distributions) in respect of any Membership Interest to the extent (i) such dividend or distribution is prohibited by any agreements, documents or instruments evidencing any outstanding indebtedness of StoneMor GP, or (ii) StoneMor GP is prohibited from receiving or obtaining any dividends or distributions from any of its subsidiaries for such purposes under any such agreements, documents or instruments.

ITEM 9.01 Financial Statements And Exhibits.

a)	Financial statements of businesses acquired. Filed previously as Exhibits 99.2, 99.3, 99.4 and 99.5 to the December 7 Form 8-K.

b)	Pro forma financial information. Filed previously as Exhibit 99.6 to the December 7 Form 8-K.

d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Form of Senior Secured Series C Note, dated December 21, 2007.

10.1	Joinder to Amended and Restated Credit Agreement and Credit Documents, dated December 21, 2007.

10.2	Joinder to Amended and Restated Note Purchase Agreement and Finance Documents, dated December 21, 2007.

99.1	Press Release dated December 21, 2007.

99.2	Second Amendment to the Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, dated as of December 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC
its general partner

Date: December 27, 2007	By:	/s/ William R. Shane
	Name:	William R. Shane
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Form of Senior Secured Series C Note, dated December 21, 2007.

10.1	Joinder to Amended and Restated Credit Agreement and Credit Documents, dated December 21, 2007.

10.2	Joinder to Amended and Restated Note Purchase Agreement and Finance Documents, dated December 21, 2007.

99.1	Press Release dated December 21, 2007.

99.2	Second Amendment to the Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, dated as of December 18, 2007.